EXHIBIT 99.1

Internap Reports Third Quarter 2013 Financial Results

●	Revenue of $69.6 million, up 2% versus the third quarter of 2012;

●	Data center services revenue of $45.5 million, up 8% versus the third quarter of 2012;

●	Adjusted EBITDA1 of $14.2 million increased 14% versus the third quarter of 2012;

●	Adjusted EBITDA1 margin of 20.4%, up 210 basis points year-over-year.

ATLANTA, GA – (October 24, 2013) Internap Network Services Corporation (NASDAQ: INAP), a provider of high-performance hosting services, today announced financial results for the third quarter of 2013.

“We delivered solid financial results for the third quarter of 2013, reflective of our focus on growth from company-controlled data centers, hosting and cloud services.  Further, strong operating leverage resulted in favorable EBITDA growth and margin expansion in the quarter,” said Eric Cooney, President and Chief Executive Officer of Internap.  “As we look toward 2014 with the macro-drivers for outsourced IT infrastructure services intact, significant available capacity in our datacenters and a compelling performance based differentiation, we are well positioned for continued growth.”

Third Quarter 2013 Financial Summary
				YoY	QoQ
	3Q 2013	3Q 2012	2Q 2013	Growth	Growth
Revenues:
Data center services	$45,488	$42,139	$45,580	8%	0%
IP services	24,084	25,990	24,403	-7%	-1%
Total Revenues	$69,572	$68,129	$69,983	2%	-1%

Operating Expenses	$70,926	$68,213	$71,082	4%	0%

GAAP Net Loss	$(4,035)	$(2,450)	$(3,702)	65%	9%

Normalized Net Loss1	$(2,052)	$(963)	$(1,278)	113%	61%

Segment Profit2	$36,777	$34,556	$37,330	6%	-1%
Segment Profit Margin2	52.9%	50.7%	53.3%	220 BPS	-40 BPS

Adjusted EBITDA	$14,170	$12,467	$14,067	14%	1%
Adjusted EBITDA Margin	20.4%	18.3%	20.1%	210 BPS	30 BPS

1

Revenue

●
Revenue totaled $69.6 million compared with $68.1 million in the third quarter of 2012 and $70.0 million in the second quarter of 2013. Revenue from data center services increased year-over-year and was flat sequentially.  Revenue from IP services decreased both year-over-year and sequentially.

●
Data center services revenue totaled $45.5 million, an increase of 8% year-over-year and flat sequentially.  The year-over-year increase was attributable to increased sales of colocation in company-controlled data centers and favorable growth in hosting and cloud services. Sequentially, decreased sales in our partner data centers offset the increase in colocation sold in company-controlled data centers, hosting and cloud services.

●
IP services revenue totaled $24.1 million, a decrease of 7% compared with the third quarter of 2012 and 1% sequentially, as traffic growth was more than offset by per unit price declines in IP and the loss of legacy contracts.

Net Loss

●
GAAP net loss was $(4.0) million, or $(0.08) per share, compared with $(2.5) million, or $(0.05) per share, in the third quarter of 2012 and $(3.7) million, or $(0.07) per share, in the second quarter of 2013.

●
Normalized net loss, which excludes the impact of stock-based compensation expense and items that management considers non-recurring, was $(2.1) million, or $(0.04) per share in the third quarter of 2013. Normalized net loss was $(1.0) million, or $(0.02) per share, in the third quarter of 2012, and $(1.3) million, or $(0.03) per share, in the second quarter of 2013.

Segment Profit and Adjusted EBITDA

●
Segment profit totaled $36.8 million in the third quarter, an increase of 6% year-over-year.  Sequentially, segment profit decreased 1%. Segment margin was 52.9%, an increase of 220 basis points compared with the third quarter of 2012. Segment margin decreased 40 basis points compared with the second quarter of 2013.

●
Segment profit in data center services was $22.3 million in the third quarter, or 49.1% of data center services revenue. IP services segment profit was $14.5 million, or 60.0% of IP services revenue. Data center services segment profit increased 20% year-over-year and decreased 3% sequentially.  An increasing proportion of higher-margin services, specifically colocation sold in company-controlled data centers, hosting and cloud services, benefited data center services segment compared with the third quarter of 2012. Higher seasonal power costs drove a decrease in data center segment profit compared with the second quarter of 2013. Data center services segment margin increased 500 basis points year-over-year and decreased 120 basis points sequentially.  IP services segment profit decreased 9% year-over-year and was flat sequentially.  Lower IP transit revenue and the loss of legacy contracts drove the year-over-year decrease in segment profit. IP services segment margin decreased 140 basis points year-over-year and increased 100 basis points sequentially.  Lower network costs primarily contributed to the sequential increase in segment margin.

●
Adjusted EBITDA totaled $14.2 million in the third quarter, a 14% increase compared with the third quarter of 2012 and a 1% increase from the second quarter of 2013.  Adjusted EBITDA margin was 20.4% in the third quarter of 2013, up 210 basis points year-over-year and 30 basis points sequentially.  The year-over-year increase in adjusted EBITDA was attributable to increased segment profit in our data center services segment. The sequential adjusted EBITDA improvement was driven by lower cash operating expenses.

Balance Sheet and Cash Flow Statement

●	Cash and cash equivalents totaled $34.4 million at September 30, 2013. Total debt was $167.7 million, net of discount, at the end of the quarter, including $54.8 million in capital lease obligations.

●
Cash generated from operations for the three and nine months ended September 30, 2013 was $9.5 million and $23.7 million, respectively.  Capital expenditures over the same period were $9.9 million and $32.2 million, respectively.

2

Recent Operational Highlights

Historical trends of key financial and operational metrics can be found in a supplementary data schedule on Internap’s website at http://ir.internap.com/results.cfm.

●	We had approximately 3,500 customers at September 30, 2013.

●
Internap was named to the InformationWeek 500 List of Top Technology Innovators.  We were recognized for the high-performance design of our Los Angeles data center, which provides advanced scalability, reliability and sustainability, as well as hybridized colocation, managed hosting and cloud services that can be mixed and matched to maximize application performance and meet specific business requirements.

●
Internap was awarded a Gold Stevie® award in the 2013 American Business AwardsSM for our hybridized Agile Hosting service, which lets enterprises seamlessly mix and match on-demand virtual and bare-metal (dedicated) cloud servers across our global footprint of data centers.

1
Adjusted EBITDA, Adjusted EBITDA Margin and Normalized Net Loss are non-GAAP financial measures and are defined in an attachment to this press release entitled “Non-GAAP (Adjusted) Financial Measures.”  Reconciliations between GAAP information and non-GAAP information related to Adjusted EBITDA and Normalized Net Loss are contained in the tables entitled “Reconciliation of Loss from Operations to Adjusted EBITDA,” and “Reconciliation of Net Loss and Basic and Diluted Net Loss Per Share to Normalized Net Loss and Basic and Diluted Normalized Net Loss Per Share” in the attachment.

2
Segment profit and segment margin are non-GAAP financial measures and are defined in an attachment to this press release entitled “Non-GAAP (Adjusted) Financial Measures.”  Reconciliations between GAAP and non-GAAP information related to segment profit and segment margin are contained in the table entitled “Segment Profit and Segment Margin” in the attachment.

Conference Call Information:

Internap’s third quarter 2013 conference call will be held today at 5:00 p.m. ET. Listeners may connect to a webcast of the call, which will include accompanying presentation slides, on the investor relations section of Internap’s web site at http://ir.internap.com/events.cfm.  The call can be also accessed by dialing 866-515-9839. International callers should dial 631-813-4875. An online archive of the webcast presentation will be available for one month following the call.  An audio-only replay will be accessible from Thursday, October 24, 2013 at 8 p.m. ET through Wednesday, October 30, 2013 at 855-859-2056 using the replay code 85803900. International callers can listen to the archived event at 404-537-3406 with the same code.

About Internap

Internap provides intelligent IT infrastructure services that combine platform flexibility and hybridization with unmatched performance, enabling customers to focus on their core business, improve service levels and lower the cost of IT operations. The company’s cloud, hosting and colocation services are delivered from a geographically distributed platform of high-density, redundant data centers. Its patented, performance-optimized IP connectivity guarantees 100% uptime and lowest latency, resulting in a seamless user experience.  For more information, visit http://www.internap.com, our blog at http://www.internap.com/blog or follow us on Twitter at http://twitter.com/internap.

3

Forward-Looking Statements

This press release contains forward-looking statements. These forward-looking statements include statements related to our belief in the macro-drivers for outsourced IT infrastructure services and in our ability to drive continued growth. Because such statements are not guarantees of future performance and involve risks and uncertainties, there are important factors that could cause Internap’s actual results to differ materially from those in the forward-looking statements. These factors include our ability to execute on our business strategy; the robustness of the IT infrastructure services market; our ability to achieve or sustain profitability; our ability to expand margins and drive higher returns on investment; our ability to complete expansion of company-controlled data centers within the expected timeframe; our ability to sell into new data center space; the actual performance of our IT infrastructure services; our ability to maintain current customers and obtain new ones, whether in a cost-effective manner or at all; our ability to correctly forecast capital needs, demand planning and space utilization; our ability to respond successfully to technological change and the resulting competition; the availability of services from Internet network service providers or network service providers providing network access loops and local loops on favorable terms, or at all; failure of third party suppliers to deliver their products and services on favorable terms, or at all; failures in our network operations centers, data centers, network access points or computer systems; our ability to provide or improve Internet infrastructure services to our customers; and our ability to protect our intellectual property, as well as other factors discussed in our filings with the Securities and Exchange Commission. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. We undertake no obligation to update, amend or clarify any forward-looking statement for any reason.

###

Press Contact:	Investor Contact:
Mariah Torpey	Michael Nelson
(781) 418-2404	(404) 302-9700
internap@daviesmurphy.com	ir@internap.com

4

INTERNAP NETWORK SERVICES CORPORATION
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
AND COMPREHENSIVE LOSS
(In thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Revenues:
Data center services	$45,488	$42,139	$135,461	$123,570
Internet protocol (IP) services	24,084	25,990	73,794	80,274
Total revenues	69,572	68,129	209,255	203,844

Operating costs and expenses:
Direct costs of network, sales and services, exclusive of depreciation and amortization, shown below:
Data center services	23,171	23,539	68,461	67,158
IP services	9,624	10,034	29,858	30,210
Direct costs of customer support	7,528	6,898	22,052	20,108
Direct costs of amortization of acquired technologies	1,273	1,179	3,643	3,538
Sales and marketing	8,048	7,569	23,609	23,973
General and administrative	8,740	8,985	27,979	29,886
Depreciation and amortization	12,264	9,885	34,075	26,463
Loss (gain) on disposal of property and equipment, net	4	-	4	(19)
Exit activities, restructuring and impairments	274	124	1,206	812
Total operating costs and expenses	70,926	68,213	210,887	202,129
(Loss) income from operations	(1,354)	(84)	(1,632)	1,715

Non-operating expenses:
Interest expense	2,429	1,996	7,324	5,335
Other, net	67	118	679	413
Total non-operating expenses	2,496	2,114	8,003	5,748

Loss before income taxes and equity in earnings of equity-method investment	(3,850)	(2,198)	(9,635)	(4,033)
(Provision) benefit for income taxes	(254)	(289)	98	(503)
Equity in earnings of equity-method investment, net of taxes	69	37	157	197

Net loss	(4,035)	(2,450)	(9,380)	(4,339)

Other comprehensive income (loss):
Foreign currency translation adjustment, net of taxes	429	221	(477)	192
Unrealized loss on interest rate swap, net of taxes	(150)	-	(204)	-
Total other comprehensive income (loss)	279	221	(681)	192

Comprehensive loss	$(3,756)	$(2,229)	$(10,061)	$(4,147)

Basic and diluted net loss per share	$(0.08)	$(0.05)	$(0.18)	$(0.09)

Weighted average shares outstanding used in computing net loss per share:
Basic and diluted	50,882	50,572	51,070	50,656

5

INTERNAP NETWORK SERVICES CORPORATION
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except par value amounts)

	September 30,	December 31,
	2013	2012

ASSETS
Current assets:
Cash and cash equivalents	$34,441	$28,553
Accounts receivable, net of allowance for doubtful accounts of $1,757 and $1,809, respectively	21,001	19,035
Prepaid expenses and other assets	23,273	13,438
Total current assets	78,715	61,026

Property and equipment, net	272,101	248,095
Investment in joint venture	2,666	3,000
Intangible assets, net	18,124	21,342
Goodwill	59,605	59,605
Deposits and other assets	5,595	5,735
Deferred tax asset, net	1,683	1,909
Total assets	$438,489	$400,712

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$33,210	$22,158
Accrued liabilities	19,862	11,386
Deferred revenues	3,115	2,991
Capital lease obligations	5,175	4,504
Term loan, less discount of $234 and $239, respectively	3,266	3,261
Exit activities and restructuring liability	2,354	2,508
Other current liabilities	178	169
Total current liabilities	67,160	46,977

Deferred revenues	2,857	2,669
Capital lease obligations	49,602	44,054
Revolving credit facility	50,500	30,501
Term loan, less discount of $211 and $388, respectively	59,164	61,612
Exit activities and restructuring liability	2,261	3,365
Deferred rent	13,655	15,026
Other long-term liabilities	1,795	903
Total liabilities	246,994	205,107

Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value; 20,000 shares authorized; no shares issued or outstanding	-	-
Common stock, $0.001 par value; 120,000 shares authorized; 53,709 and 53,459 shares outstanding, respectively	54	54
Additional paid-in capital	1,251,196	1,243,801
Treasury stock, at cost; 436 and 267 shares, respectively	(3,289)	(1,845)
Accumulated deficit	(1,055,570)	(1,046,190)
Accumulated items of other comprehensive loss	(896)	(215)
Total stockholders’ equity	191,495	195,605
Total liabilities and stockholders’ equity	$438,489	$400,712

6

INTERNAP NETWORK SERVICES CORPORATION
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Cash Flows from Operating Activities:
Net loss	$(4,035)	$(2,450)	$(9,380)	$(4,339)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	13,537	11,064	37,718	30,001
Loss (gain) on disposal of property and equipment, net	4	-	4	(19)
Impairment of capitalized software	(35)	-	520	258
Stock-based compensation expense, net of capitalized amount	1,709	1,363	5,085	4,382
Equity in earnings of equity-method investment	(70)	(37)	(157)	(197)
Provision for doubtful accounts	230	207	1,077	833
Non-cash change in accrued contingent consideration	-	56	-	319
Non-cash change in capital lease obligations	-	122	121	669
Non-cash change in exit activities and restructuring liability	371	686	921	686
Non-cash change in deferred rent	(494)	(336)	(1,371)	(727)
Deferred income taxes	124	292	225	292
Other, net	303	246	516	459
Changes in operating assets and liabilities:	-
Accounts receivable	343	639	(3,043)	(3,296)
Prepaid expenses, deposits and other assets	(1)	(1,109)	(368)	(297)
Accounts payable	(2,366)	(10,245)	(4,614)	(3,632)
Accrued and other liabilities	74	(163)	(1,023)	826
Deferred revenues	560	475	311	664
Exit activities and restructuring liability	(714)	(1,192)	(2,180)	(2,172)
Other liabilities	(17)	-	(613)	-
Net cash flows provided by (used in) operating activities	9,523	(382)	23,749	24,710

Cash Flows from Investing Activities:
Purchases of property and equipment	(9,685)	(16,949)	(31,721)	(56,442)
Additions to aquired technology	(207)	-	(476)	-
Net cash flows used in investing activities	(9,892)	(16,949)	(32,197)	(56,442)

Cash Flows from Financing Activities:
Proceeds from the revolving credit facility	10,000	17,473	20,000	32,229
Principal payments on credit agreement	(875)	(875)	(2,625)	(2,375)
Payment of debt issuance costs	-	(543)	-	(543)
Payments on capital lease obligations	(1,202)	(910)	(3,475)	(2,296)
Proceeds from exercise of stock options	131	892	1,979	2,245
Tax withholdings related to net share settlements of restricted stock awards	(120)	(54)	(1,443)	(956)
Capitalized lease incentive liability	(43)	(32)	(126)	(90)
Net cash flows provided by financing activities	7,891	15,951	14,310	28,214
Effect of exchange rates on cash and cash equivalents	251	131	26	121
Net increase (decrease) in cash and cash equivalents	7,773	(1,249)	5,888	(3,397)
Cash and cash equivalents at beginning of period	26,668	27,624	28,553	29,772
Cash and cash equivalents at end of period	$34,441	$26,375	$34,441	$26,375

7

INTERNAP NETWORK SERVICES CORPORATION
NON-GAAP (ADJUSTED) FINANCIAL MEASURES

In addition to providing financial measurements based on accounting principles generally accepted in the United States of America (“GAAP”), Internap has historically provided additional financial measures that are not prepared in accordance with GAAP (“non-GAAP”), including adjusted EBITDA, normalized net loss, normalized diluted shares outstanding, segment profit and segment margin. The most directly comparable GAAP equivalent to adjusted EBITDA and normalized net loss is income from operations and net loss, respectively. The most directly comparable GAAP equivalent to normalized diluted shares outstanding is diluted common shares outstanding.

We define non-GAAP measures as follows:

●
Adjusted EBITDA is loss from operations plus depreciation and amortization, gain (loss) on disposals of property and equipment, exit activities, restructuring and impairments and stock-based compensation.

●	Adjusted EBITDA margin is adjusted EBITDA as a percentage of revenues.

●	Normalized net loss is net loss plus exit activities, restructuring and impairments and stock-based compensation.

●
Normalized diluted shares outstanding are diluted shares of common stock outstanding used in GAAP net loss per share calculations, excluding the dilutive effect of stock-based compensation using the treasury stock method.

●	Normalized net loss per share is normalized net income divided by basic and normalized diluted shares outstanding.

●
Segment profit is segment revenues less direct costs of network, sales and services, exclusive of depreciation and amortization for the segment, as presented in the notes to our consolidated financial statements. Segment profit does not include direct costs of customer support, direct costs of amortization of acquired technologies or any other depreciation or amortization associated with direct costs.

●	Segment margin is segment profit as a percentage of segment revenues.

We detail reconciliations of our non-GAAP financial measures to the most directly comparable financial measure in the reconciliations of GAAP to non-GAAP measures below. We believe that presentation of these non-GAAP financial measures provides useful information to investors regarding our results of operations.

We believe that excluding depreciation and amortization and loss on disposals of property and equipment, as well as impairments and restructuring, to calculate adjusted EBITDA provides supplemental information and an alternative presentation that is useful to investors’ understanding of our core operating results and trends. Not only are depreciation and amortization expenses based on historical costs of assets that may have little bearing on present or future replacement costs, but also they are based on management estimates of remaining useful lives. Loss on disposals of property and equipment is also based on historical costs of assets that may have little bearing on replacement costs. Impairments and restructuring expenses primarily reflect goodwill impairments and subsequent plan adjustments in sublease income assumptions for certain properties included in our previously disclosed restructuring plans.

We believe that impairment and restructuring charges are unique costs that we do not expect to recur on a regular basis, and consequently, we do not consider these charges as a normal component of expenses related to current and ongoing operations.

Similarly, we believe that excluding the effects of stock-based compensation from non-GAAP financial measures provides supplemental information and an alternative presentation useful to investors’ understanding of our core operating results and trends. Investors have indicated that they consider financial measures of our results of operations excluding stock-based compensation as important supplemental information useful to their understanding of our historical results and estimating our future results.

8

INTERNAP NETWORK SERVICES CORPORATION
NON-GAAP (ADJUSTED) FINANCIAL MEASURES (Continued)

We also believe that, in excluding the effects of stock-based compensation, our non-GAAP financial measures provide investors with transparency into what management uses to measure and forecast our results of operations, to compare on a consistent basis our results of operations for the current period to that of prior periods and to compare our results of operations on a more consistent basis against that of other companies, in making financial and operating decisions and to establish certain management compensation.

Stock-based compensation is an important part of total compensation, especially from the perspective of employees. We believe, however, that supplementing GAAP net loss and net loss per share information by providing normalized net loss and normalized net loss income per share, excluding the effect of impairments, restructuring and stock-based compensation in all periods, is useful to investors because it enables additional and more meaningful period-to-period comparisons. We consider normalized diluted shares to be another important indicator of our overall performance because it eliminates the effect of non-cash items.

Adjusted EBITDA is not a measure of liquidity calculated in accordance with GAAP, and should be viewed as a supplement to — not a substitute for — our results of operations presented on the basis of GAAP. Adjusted EBITDA does not purport to represent cash flow provided by operating activities as defined by GAAP. Our statements of cash flows present our cash flow activity in accordance with GAAP. Furthermore, adjusted EBITDA is not necessarily comparable to similarly-titled measures reported by other companies.

We believe adjusted EBITDA is used by and is useful to investors and other users of our financial statements in evaluating our operating performance because it provides them with an additional tool to compare business performance across companies and across periods. We believe that:

●
EBITDA is widely used by investors to measure a company’s operating performance without regard to items such as interest expense, income taxes, depreciation and amortization, which can vary substantially from company-to-company depending upon accounting methods and book value of assets, capital structure and the method by which assets were acquired; and

●
investors commonly adjust EBITDA information to eliminate the effect of disposals of property and equipment, impairments, restructuring and stock-based compensation which vary widely from company-to-company and impair comparability.

9

INTERNAP NETWORK SERVICES CORPORATION
NON-GAAP (ADJUSTED) FINANCIAL MEASURES (Continued)

Our management uses adjusted EBITDA:

●	as a measure of operating performance to assist in comparing performance from period-to-period on a consistent basis;

●	as a measure for planning and forecasting overall expectations and for evaluating actual results against such expectations; and

●	in communications with the board of directors, analysts and investors concerning our financial performance.

Our presentation of segment profit and segment margin excludes direct costs of customer support, depreciation and amortization in order to allow investors to see the business through the eyes of management. Management views direct costs of network, sales and services as generally less controllable, external costs and management regularly monitors the margin of revenues in excess of these direct costs. Similarly, we view the costs of customer support to also be an important component of costs of revenues but believe that the costs of customer support to be more within our control and to some degree discretionary as we can adjust those costs by hiring and terminating employees.

Segment margin is an important metric to our investors and analysts, as we have regularly discussed and disclosed the effects of third party vendors’ pricing declines and the corresponding effect on our revenues. The presentation of segment margin highlights the impact of the pricing declines and allows investors and analysts to evaluate our revenue generation performance relative to direct costs of network, sales and services. Conversely, we have much greater latitude in controlling the compensation component of costs of revenues, represented by customer support, and we analyze this component separately from the direct external costs.

We also have excluded depreciation and amortization from segment profit and segment margin because, as noted above, they are based on estimated useful lives of tangible and intangible assets. Further, depreciation and amortization are based on historical costs incurred to build out our deployed network and the historical costs of these assets may not be indicative of current or future capital expenditures.

Although we believe, for the foregoing reasons, that our presentation of non-GAAP financial measures provides useful supplemental information to investors regarding our results of operations, our non-GAAP financial measures should only be considered in addition to, and not as a substitute for, or superior to, any measure of financial performance prepared in accordance with GAAP.

Use of non-GAAP financial measures is subject to inherent limitations because they do not include all the expenses that must be included under GAAP and because they involve the exercise of judgment of which charges should properly be excluded from the non-GAAP financial measure. Management accounts for these limitations by not relying exclusively on non-GAAP financial measures, but only using such information to supplement GAAP financial measures. Our non-GAAP financial measures may not be the same non-GAAP measures, and may not be calculated in the same manner, as those used by other companies.

10

INTERNAP NETWORK SERVICES CORPORATION
RECONCILIATION OF LOSS FROM OPERATIONS TO ADJUSTED EBITDA

A reconciliation of loss from operations, the most directly comparable GAAP measure, to adjusted EBITDA for each of the periods indicated is as follows (in thousands):

	Three Months Ended
	September 30, 2013	June 30, 2013	September 30, 2012
Loss from operations (GAAP)	$(1,354)	$(1,099)	$(84)
Depreciation and amortization, including amortization of acquired technologies	13,537	12,744	11,064
Loss (gain) on disposal of property and equipment, net	4	(2)	-
Exit activities, restructuring and impairments	274	683	124
Stock-based compensation	1,709	1,741	1,363
Adjusted EBITDA (non-GAAP)	$14,170	$14,067	$12,467

11

INTERNAP NETWORK SERVICES CORPORATION
RECONCILIATION OF NET LOSS AND BASIC AND DILUTED
NET LOSS PER SHARE TO NORMALIZED NET LOSS AND
BASIC AND DILUTED NORMALIZED NET LOSS PER SHARE

Reconciliations of (1) net loss, the most directly comparable GAAP measure, to normalized net loss, (2) diluted shares outstanding used in per share calculations, the most directly comparable GAAP measure, to normalized diluted shares used in normalized per share outstanding calculations and (3) net loss per share, the most directly comparable GAAP measure, to normalized net loss per share for each of the periods indicated is as follows (in thousands, except per share data):

	Three Months Ended
	September 30, 2013	June 30, 2013	September 30, 2012
Net loss (GAAP)	$(4,035)	$(3,702)	$(2,450)
Exit activities, restructuring and impairments	274	683	124
Stock-based compensation	1,709	1,741	1,363
Normalized net loss (non-GAAP)	(2,052)	(1,278)	(963)

Normalized net income allocable to participating securities (non-GAAP)	-	-	-
Normalized net loss available to common stockholders (non-GAAP)	$(2,052)	$(1,278)	$(963)
Participating securities (GAAP)	1,008	997	1,117

Weighted average shares outstanding used in per share calculation:
Basic and diluted (GAAP)	50,882	50,856	50,572

Add potentially dilutive securities	-	-	-
Less dilutive effect of stock-based compensation under the treasury stock method	-	-	-
Normalized diluted shares (non-GAAP)	50,882	50,856	50,572

Loss per share (GAAP):
Basic and diluted	$(0.08)	$(0.07)	$(0.05)

Normalized net loss per share (non-GAAP):
Basic and diluted	$(0.04)	$(0.03)	$(0.02)

12

INTERNAP NETWORK SERVICES CORPORATION
SEGMENT PROFIT AND SEGMENT MARGIN

Segment profit and segment margin, which does not include direct costs of customer support, direct costs of amortization of acquired technologies or any other depreciation or amortization, for each of the periods indicated is as follows (dollars in thousands):

	Three Months Ended
	September 30, 2013	June 30, 2013	September 30, 2012
Revenues:
Data center services	$45,488	$45,580	$42,139
IP services	24,084	24,403	25,990
Total	69,572	69,983	68,129

Direct cost of network, sales and services, exclusive of
depreciation and amortization:
Data center services	23,171	22,643	23,539
IP services	9,624	10,010	10,034
Total	32,795	32,653	33,573

Segment Profit:
Data center services	22,317	22,937	18,600
IP services	14,460	14,393	15,956
Total	$36,777	$37,330	$34,556

Segment Margin:
Data center services	49.1%	50.3%	44.1%
IP services	60.0%	59.0%	61.4%
Total	52.9%	53.3%	50.7%

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